                                                                    Exhibit 99.1

For additional information contact:

            Steve Goggiano                   CoSine Communications
            President & CEO                  1200 Bridge Parkway
            (650) 637-4777                   Redwood City, CA 94065
                                             Web Site: www.cosinecom.com

            Terry Gibson                     Phone: 650.637.4777
            Executive Vice President         Fax: 650.628.4200
            and CFO                          E-mail:
            650.637.4777                     investorrelations@cosinecom.com


                  COSINE COMMUNICATIONS ANNOUNCES THIRD QUARTER
                          FISCAL 2004 FINANCIAL RESULTS


REDWOOD CITY, CALIF., October 28, 2004 -- CoSine Communications, Inc. (Nasdaq:
COSN - News), a provider of managed, network-based IP and Broadband Services Delivery Platforms, today announced revenue for the quarter ended September 30, 2004 of $1.1 million and a net loss of $14.6 million, or $1.47 per share, as compared to revenue of $4.0 million and a net loss of $ 8.2 million or $0.84 per share for the quarter ended September 30, 2003. The company ended the quarter with $33.6 million in cash and short-term investments and no long-term debt.

CoSine and its investment advisors continue to explore strategic alternatives, which could include a sale of the company or its assets or a winding-down of the business and liquidation.

The company completed the layoff of most of its employees in the quarter ended September 30, 2004 and has retained a transition team to provide customer support and handle matters related to the ongoing exploration of strategic alternatives. The company recorded a charge of $6.8 million in the quarter ended September 30, 2004 including $2.9 million for the costs related to the employee layoffs, $3.5 million to write inventory down to estimated net realizable value and $375,000 to terminate various supply agreements.

On October 22, 2004, the company signed an agreement for early termination of the lease of its headquarters facility in Redwood City, California. Pursuant to the agreement, the lease will be terminated on December 31, 2004, as compared to the prior termination date of December 31, 2011, resulting in a $16,576,358 reduction in future rental obligations. The company has paid an early termination fee of $4,130,464, which includes prepaid rent through December 31, 2004 and compensation for costs to restore the premises. In addition, the company has waived its rights to recover a lease deposit of $420,941 and has tendered certain furniture and office equipment with an estimated value of less than $50,000. The company will take a charge in the quarter ending December 31, 2004 for this early termination of its lease.

There can be no assurance that any transaction or other corporate action will result from the company's exploration of strategic alternatives. Further, there can be no assurance concerning the type, form, structure, nature, results, timing or terms and conditions of any such potential action, even if such an action does result from this exploration. CoSine does not intend to make any additional comments regarding such exploration unless and until developments warrant further disclosure.

ABOUT COSINE COMMUNICATIONS
CoSine Communications is a global telecommunications equipment supplier founded in 1998 to empower service providers to deliver a compelling portfolio of managed, network-based IP and Broadband services to consumers and business customers. From the edge of the network, several of the world's largest carriers use the CoSine platform to deliver customized and profitable network-based services to consumers and enterprises. For more information about CoSine Communications, visit the company's Web site at: www.cosinecom.com.

                                       ###

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, CoSine's ability to identify and effectuate desirable strategic alternatives, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by CoSine, the ability of CoSine to negotiate and finalize the termination of its existing real estate leases, and the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, , all as may be discussed in more detail on pages 29 through 35 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2003 and on pages 20 through 30 of our Quarterly Report on Form 10-Q for the quarter ending June 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

                           CoSine Communications, Inc.
                      CONSOLIDATED STATEMENT OF OPERATIONS
          (In conformity with generally accepted accounting principles)
                      (in thousands, except per share data)

                                                                    Nine months ended
                                                                      September 30,
                                                   --------------------------------------------------
                                                     2004           2003          2004         2003
                                                   --------      --------      --------      --------
                                                                      (unaudited)
Revenue                                            $  1,088      $  4,024      $  8,111      $ 12,244
Cost of sales (1)                                     4,441         1,798         7,373         5,335
                                                   --------      --------      --------      --------
Gross profit                                         (3,353)        2,226           738         6,909

Operating expenses:
       Research and development                       3,709         5,485        13,316        15,920
       Sales and marketing                            3,056         3,191         9,594        10,310
       General and administrative                     1,721         1,817         4,626         5,643
       Restructuring and impairment charges           2,871            14         5,214           351
                                                   --------      --------      --------      --------
Total operating expenses                             11,357        10,507        32,750        32,224
                                                   --------      --------      --------      --------
Loss from operations                                (14,710)       (8,281)      (32,012)      (25,315)
Interest income and expense and other, net               82           112           304           637
                                                   --------      --------      --------      --------
Loss before income tax (benefits) provision         (14,628)       (8,169)      (31,708)      (24,678)
Income tax (benefits) provision                          (9)           15             2            86
                                                   --------      --------      --------      --------
Net loss                                           $(14,619)     $ (8,184)     $(31,710)     $(24,764)
                                                   ========      ========      ========      ========

Basic and diluted net loss per share               $  (1.47)     $  (0.84)     $  (3.17)     $  (2.54)
Shares used in computing basic and diluted net
  loss per share                                      9,945         9,797         9,998         9,753

-----------------
(1) Includes inventory write-down of $3,466, settlement with contract manufacturers of $375 and prepaid write-off of $75 in the three months and nine months ended September 30, 2004.

                           CoSine Communications, Inc.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
          (In conformity with generally accepted accounting principles)
                                 (in thousands)

                                                              September 30,      December 31,
                                                                  2004             2003(1)
                                                                ---------          -------
                                                               (unaudited)
ASSETS
Current assets:
       Cash, cash equivalents and short-term investments          $33,623          $57,752
       Accounts receivable, trade                                     675            4,962
       Accounts receivable, other                                     589              494
       Inventory                                                       20            4,003
       Prepaid expenses and other current assets                    3,752            2,668
                                                                ---------          -------
Total current assets                                               38,659           69,879
Property and equipment, net                                          --              2,900
Long-term deposits                                                    157              647
                                                                ---------          -------
                                                                  $38,816          $73,426
                                                                =========          =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities                      $7,049.70          $ 6,502
       Deferred revenue                                               950            3,543
       Current portion of long-term debt                             --                129
                                                                ---------          -------
Total current liabilities                                           8,000           10,174
Accrued rent                                                        2,049            2,078
Stockholders' equity                                               28,767           61,174
                                                                ---------          -------
                                                                  $38,816          $73,426
                                                                =========          =======

---------------------
(1) Amounts are derived from the December 31, 2003 audited financial statements.